CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$2,000,000	$232.40

(1) Calculated in accordance with Rule 457(r) of the Securities Act of 1933

Pricing Supplement dated June 8, 2015 Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-190038 $2,000,000 Barclays Bank PLC Airbag Phoenix Autocallable Optimization Securities

Securities linked to the common stock of The Charles Schwab Corporation due December 9, 2016

Investment Description

Airbag Phoenix Autocallable Optimization Securities (the “Securities”) are unsecured and unsubordinated debt securities issued by Barclays Bank PLC (the “Issuer”) linked to the performance of the common stock of a specific company (the “Underlying Equity”). On a monthly basis, unless the Securities have been previously called, the Issuer will pay you a coupon (the “Contingent Coupon”) if the closing price of the Underlying Equity on the applicable monthly Coupon Observation Date is greater than or equal to the specified Coupon Barrier. Otherwise, no coupon will be paid for that month. The Issuer will automatically call the Securities if the closing price of the Underlying Equity on any quarterly Autocall Observation Date is greater than or equal to the opening price of the Underlying Equity on the Trade Date (the “Initial Price”). If the Securities are automatically called, the Issuer will repay the principal amount of your Securities plus pay the Contingent Coupon due on the Coupon Payment Date that is also the Call Settlement Date, and no further amounts will be owed to you under the Securities. If the Securities are not automatically called and the closing price of the Underlying Equity on the Final Valuation Date (the “Final Price”) is greater than or equal to the specified Conversion Price, the Issuer will pay you a cash payment at maturity equal to the principal amount of your Securities. However, if the securities are not automatically called and the Final Price is less than the Conversion Price, the Issuer will deliver to you a number of shares of the Underlying Equity equal to the principal amount per Security divided by the Conversion Price (the “Share Delivery Amount”) for each of your Securities, which shares are expected to be worth less than your principal amount and may have no value at all. In addition, a Contingent Coupon will be payable on the Maturity Date if the Final Price is greater than or equal to the Coupon Barrier even if the Final Price is less than the Conversion Price. Investing in the Securities involves significant risks. You may lose some or all of your initial investment. The Conversion Price is observed relative to the Final Price only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. You may receive shares at maturity that are expected to be worth less than your principal amount and may have no value at all. Generally, the higher the Contingent Coupon Rate on a Security, the greater the risk of loss on that Security. Your return potential on the Securities is expected to be limited to any Contingent Coupons paid on the Securities, and you are not expected to participate in any appreciation of the Underlying Equity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page PS-3 of this pricing supplement) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Securities. See “Consent to UK Bail-in Power” in this pricing supplement and “Risk Factors” in the accompanying prospectus addendum.

Features	Key Dates
❑	Contingent Coupon: Unless the Securities have been previously called, the Issuer will pay you a Contingent Coupon each month if the closing price of the Underlying Equity on the applicable Coupon Observation Date is greater than or equal to the specified Coupon Barrier. Otherwise, no coupon will be paid for that month.
❑	Automatic Call: The Issuer will automatically call the Securities if the closing price of the Underlying Equity on any quarterly Autocall Observation Date is greater than or equal to the Initial Price. If the Securities are automatically called, the Issuer will repay the principal amount of your Securities plus pay the Contingent Coupon due on the Coupon Payment Date that is also the Call Settlement Date, and no further amounts will be owed to you under the Securities.
❑	Contingent Repayment of Principal at Maturity: If the Securities are not automatically called and the Final Price is greater than or equal to the Conversion Price, the Issuer will pay you a cash payment at maturity equal to the principal amount of your Securities. However, if the Securities are not automatically called and the Final Price is less than the Conversion Price, the Issuer will deliver to you a number of shares of the Underlying Equity equal to the Share Delivery Amount at maturity for each of your Securities, which shares are expected to be worth less than your principal amount and may have no value at all. In addition, a Contingent Coupon will be payable on the Maturity Date if the Final Price is greater than or equal to the Coupon Barrier even if the Final Price is less than the Conversion Price. The Conversion Price is observed relative to the Final Price only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC.
Trade Date[1]:	June 8, 2015
Settlement Date:	June 11, 2015
Coupon Observation Dates[2]:	Monthly
Autocall Observation Dates[2]:	Quarterly
Final Valuation Date[2]:	December 5, 2016
Maturity Date[2]:	December 9, 2016

[1] The Initial Price is the opening price of the Underlying Equity on the Trade Date and is not the closing price of the Underlying Equity on the Trade Date.

[2] Subject to postponement in the event of a market disruption event as described under “Reference Assets — Equity Securities — Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” in the prospectus supplement. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE UP TO THE FULL DOWNSIDE MARKET RISK OF THE UNDERLYING EQUITY. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF BARCLAYS BANK PLC. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE PS-8 OF THIS PRICING SUPPLEMENT, “RISK FACTORS” BEGINNING ON PAGE S-6 OF THE PROSPECTUS SUPPLEMENT AND “RISK FACTORS” BEGINNING ON PAGE PA-1 OF THE PROSPECTUS ADDENDUM BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

BY ACQUIRING THE SECURITIES, YOU ACKNOWLEDGE, AGREE TO BE BOUND BY AND CONSENT TO THE EXERCISE OF, ANY U.K. BAIL-IN POWER. SEE “CONSENT TO BAIL-IN POWER” ON PAGE PS-3 OF THIS PRICING SUPPLEMENT.

Security Offerings

We are offering Airbag Phoenix Autocallable Optimization Securities linked to the common stock of The Charles Schwab Corporation with terms as specified in the table below. The Securities will be issued in minimum denominations equal to $1,000 and integral multiples of $1,000.

Underlying Equity	Contingent Coupon Rate	Initial Price*	Coupon Barrier**	Conversion Price**	CUSIP/ ISIN
Common stock of The Charles Schwab Corporation (SCHW)	8.20% per annum	$33.16	$26.53, which is 80.00% of the Initial Price	$29.84, which is 90.00% of the Initial Price	06743P145 / US06743P1451

* The Initial Price is the opening price of the Underlying Equity on the Trade Date and is not the closing price of the Underlying Equity on the Trade Date.

** Rounded to two decimal places

See “Additional Information about Barclays Bank PLC and the Securities” on page PS-2 of this pricing supplement. The Securities will have the terms specified in the prospectus dated July 19, 2013, the prospectus supplement dated July 19, 2013, the prospectus addendum dated February 3, 2015 and this pricing supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of the Securities. In addition, Barclays Capital Inc. or any other of our affiliates may use this pricing supplement in market resale transactions in any of the Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Securities constitute our unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

	Initial Issue Price[1]		Underwriting Discount		Proceeds to Barclays Bank PLC
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the common stock of The Charles Schwab Corporation	$2,000,000	$1,000	$20,000	$10	$1,980,000	$990

1 Our estimated value of the Securities on the Trade Date, based on our internal pricing models, is $980.20 per Security. The estimated value is less than the initial issue price of the Securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page PS-2 of this pricing supplement.

UBS Financial Services Inc.	Barclays Capital Inc.

Additional Information about Barclays Bank PLC and the Securities

You should read this pricing supplement together with the prospectus dated July 19, 2013, as supplemented by the prospectus supplement dated July 19, 2013 and the prospectus addendum dated February 3, 2015 relating to our Global Medium-Term Securities, Series A, of which these Securities are a part. This pricing supplement, together with the documents listed below, contains the terms of the Securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement and the prospectus addendum, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

If the terms discussed in this pricing supplement differ from those in the prospectus, prospectus supplement or prospectus addendum, the terms discussed herein will control.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

t	Prospectus dated July 19, 2013: http://www.sec.gov/Archives/edgar/data/312070/000119312513295636/d570220df3asr.htm

t	Prospectus supplement dated July 19, 2013: http://www.sec.gov/Archives/edgar/data/312070/000119312513295715/d570220d424b3.htm

t	Prospectus addendum dated February 3, 2015: http://www.sec.gov/Archives/edgar/data/312070/000119312515031134/d864437d424b3.htm

Our SEC file number is 1-10257. References to “Barclays,” “Barclays Bank PLC,” “we,” “our” and “us” refer only to Barclays Bank PLC and not to its consolidated subsidiaries. In this document, “Securities” refers to the Airbag Phoenix Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires.

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the Trade Date is based on our internal funding rates. Our estimated value of the Securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Securities on the Trade Date is less than the initial issue price of the Securities. The difference between the initial issue price of the Securities and our estimated value of the Securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

Our estimated value on the Trade Date is not a prediction of the price at which the Securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Trade Date for a temporary period expected to be approximately five months after the initial issue date of the Securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities that we will no longer expect to incur over the term of the Securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read the “Key Risks” beginning on page PS-8 of this pricing supplement.

PS-2

Consent to UK Bail-in Power

Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the Issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in deciding whether to exercise any U.K. Bail-in Power. The U.K. Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the Securities, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the Securities, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of the Securities. Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the Securities or receive a different security, which may be worth significantly less than the Securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the Securities.

By your acquisition of the Securities, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

This is only a summary. For more information, please see “Key Risks—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement and the full definition of “U.K. Bail-in Power” as well as the risk factors in the accompanying prospectus addendum.

PS-3

Investor Suitability

The Securities may be suitable for you if:

t You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

t You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the full downside market risk of an investment in the Underlying Equity.

t You believe the Underlying Equity is likely to close at or above the Coupon Barrier on the specified Coupon Observation Dates, and, if it does not, you can tolerate receiving few or no Contingent Coupons over the term of the Securities.

t You believe the Final Price is not likely to be less than the Conversion Price and, if it is, you can tolerate receiving shares of the Underlying Equity at maturity expected to be worth less than your principal amount or that may have no value at all.

t You understand and accept that you will not participate in any appreciation of the Underlying Equity, which may be significant, and that your return potential on the Securities is limited to any Contingent Coupons paid on the Securities.

t You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying Equity.

t You are willing and able to hold securities that will be called on the earliest Autocall Observation Date on which the closing price of the Underlying Equity is greater than or equal to the Initial Price, and you are otherwise willing and able to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

t You do not seek guaranteed current income from this investment, and you are willing to forgo any dividends paid on the Underlying Equity.

t You are willing to accept the risks of owning equities in general and the Underlying Equity in particular.

t You are willing to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities and understand that if Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power, you might not receive any amounts due to you, including any repayment of principal.

The Securities may not be suitable for you if:

t You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

t You require an investment designed to provide a full return of principal at maturity, you cannot tolerate a loss of all or a substantial portion of your investment or you are not willing to make an investment that may have the full downside market risk of an investment in the Underlying Equity.

t You do not believe the Underlying Equity is likely to close at or above the Coupon Barrier on the specified Coupon Observation Dates, or you cannot tolerate receiving few or no Contingent Coupons over the term of the Securities.

t You believe the Final Price is likely to be less than the Conversion Price, which could result in a total loss of your initial investment, or you cannot tolerate receiving shares of the Underlying Equity at maturity expected to be worth less than your principal amount or that may have no value at all.

t You seek an investment that participates in the full appreciation in the price of the Underlying Equity and whose return is not limited to any Contingent Coupons paid on the Securities.

t You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying Equity.

t You are unable or unwilling to hold securities that will be called on the earliest Autocall Observation Date on which the closing price of the Underlying Equity is greater than or equal to the Initial Price, or you are unable or unwilling to hold the Securities to maturity and seek an investment for which there will be an active secondary market.

t You seek guaranteed current income from your investment, or you prefer to receive any dividends paid on the Underlying Equity.

t You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

t You are not willing to accept the risks of owning equities in general and the Underlying Equity in particular.

t You are not willing to assume the credit risk of Barclays Bank PLC, as issuer of the Securities, for all payments under the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review carefully the “Key Risks” beginning on page PS-8 of this pricing supplement, the “Risk Factors” beginning on page S-6 of the prospectus supplement and the “Risk Factors” beginning on page PA-1 of the prospectus addendum for risks related to an investment in the Securities.

PS-4

Final Terms[1]
Issuer:	Barclays Bank PLC
Issue Price:	$1,000 per Security
Principal Amount:	$1,000 per Security
Term:	Approximately 18 months, unless called earlier
Underlying Equity[2]:	The common stock of The Charles Schwab Corporation
Call Feature:	The Issuer will automatically call the Securities if the closing price of the Underlying Equity on any quarterly Autocall Observation Date is greater than or equal to the Initial Price. If the Securities are automatically called, the Issuer will repay the principal amount of your Securities plus pay the Contingent Coupon due on the Coupon Payment Date that is also the Call Settlement Date, and no further amounts will be owed to you under the Securities.
Coupon Observation Dates[3]:	The first Coupon Observation Date will occur on July 6, 2015; Coupon Observation Dates will occur monthly thereafter as listed in the “Coupon Observation Dates, Autocall Observation Dates, Coupon Payment Dates and Call Settlement Dates” section below. The final Coupon Observation Date, December 5, 2016, is the “Final Valuation Date.”
Autocall Observation Dates[3]:	The first Autocall Observation Date will occur on September 8, 2015; Autocall Observation Dates will occur quarterly thereafter as listed in the “Coupon Observation Dates, Autocall Observation Dates, Coupon Payment Dates and Call Settlement Dates” section below. The final Autocall Observation Date is the Final Valuation Date.
Call Settlement Dates[3]:	The Coupon Payment Date immediately following the applicable Autocall Observation Date, which will be two (2) business days following the applicable Autocall Observation Date; provided that, if the Securities are automatically called on the Final Valuation Date, the related Call Settlement Date will be the Maturity Date.
Contingent Coupon:

If the closing price of the Underlying Equity is greater than or equal to the Coupon Barrier on any Coupon Observation Date, the Issuer will pay you the Contingent Coupon applicable to such Coupon Observation Date.

If the closing price of the Underlying Equity is less than the Coupon Barrier on any Coupon Observation Date, the Contingent Coupon applicable to such Coupon Observation Date will not accrue or be payable and the Issuer will not make any payment to you on the related Coupon Payment Date.

The Contingent Coupon is a fixed amount potentially payable monthly based on the per annum Contingent Coupon Rate.

Coupon Barrier:	A percentage of the Initial Price of the Underlying Equity, as specified on the cover of this pricing supplement
Coupon Payment Dates[3]:	Two (2) business days following the applicable Coupon Observation Date; provided that the final Coupon Payment Date will be the Maturity Date
Contingent Coupon Rate:

The Contingent Coupon Rate is 8.20% per annum. Accordingly, the Contingent Coupon that would be payable for each Coupon Observation Date on which the closing price of the Underlying Equity is greater than or equal to the Coupon Barrier is equal to $6.8333 per Security.

Contingent Coupons on the Securities are not guaranteed. The Issuer will not pay you the Contingent Coupon for any Coupon Observation Date on which the closing price of the Underlying Equity is less than the Coupon Barrier.

Payment at Maturity (per Security)[4]:

➢ If the Securities are not automatically called and the Final Price is greater than or equal to the Conversion Price and the Coupon Barrier, the Issuer will pay you a cash payment on the Maturity Date equal to $1,000 per $1,000 principal amount Security plus the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date.

➢ If the Securities are not automatically called and the Final Price is less than the Conversion Price but greater than or equal to the Coupon Barrier, the Issuer will deliver to you on the Maturity Date for each $1,000 principal amount Security a number of shares of the Underlying Equity equal to the Share Delivery Amount (subject to adjustments), and pay you a cash payment equal to the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date.

➢ If the Securities are not automatically called and the Final Price is less than the Conversion Price and the Coupon Barrier, the Issuer will deliver to you on the Maturity Date for each $1,000 principal amount Security a number of shares of the Underlying Equity equal to the Share Delivery Amount (subject to adjustments).

The Share Delivery Amount is expected to be worth less than the principal amount and may have no value at all. Accordingly, you may lose all or a substantial portion of your principal at maturity, depending on how much the Underlying Equity declines. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party.

Conversion Price:	A percentage of the Initial Price of the Underlying Equity, as specified on the cover of this pricing supplement
Share Delivery Amount[4]:

A number of shares of the Underlying Equity equal to (1) the principal amount per Security of $1,000 divided by (2) the Conversion Price (rounded to four decimal places), as determined on the Trade Date, subject to adjustment upon the occurrence of certain corporate events affecting the Underlying Equity. See “Reference Assets — Equity Securities — Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the prospectus supplement.

The Share Delivery Amount will equal 33.5121 shares per Security

Initial Price:	$33.16, which was the opening price of the Underlying Equity on the Trade Date. The Initial Price is not the closing price for the Underlying Equity on the Trade Date.
Final Price:	The closing price of the Underlying Equity on the Final Valuation Date
Calculation Agent:	Barclays Bank PLC
[1]	Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
[2]	For a description of adjustments that may affect the Underlying Equity, see “Reference Assets — Equity Securities — Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the prospectus supplement.
[3]	Subject to postponement in the event of a market disruption event as described under “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” in the prospectus supplement. Notwithstanding anything to the contrary in the accompanying prospectus supplement, the Final Valuation Date may be postponed by up to five scheduled trading days due to the occurrence or continuance of a market disruption event on such date.
[4]	If you receive shares of the Underlying Equity at maturity, we will pay cash in lieu of delivering any fractional shares of the Underlying Equity in an amount equal to that fraction multiplied by the Final Price.
PS-5

Investment Timeline

Trade Date:	The Initial Price, Coupon Barrier, Conversion Price and Share Delivery Amount are determined.

Monthly (including at maturity if not previously called):	If the closing price of the Underlying Equity is greater than or equal to the Coupon Barrier on any Coupon Observation Date, the Issuer will pay you the Contingent Coupon applicable to such Coupon Observation Date.

Quarterly (including the Final Valuation Date):

The Issuer will automatically call the Securities if the closing price of the Underlying Equity on any Autocall Observation Date is greater than or equal to the Initial Price.

If the Securities are automatically called, the Issuer will repay the principal amount of your Securities plus pay the Contingent Coupon due on the Coupon Payment Date that is also the Call Settlement Date, and no further amounts will be owed to you under the Securities.

Maturity Date:

The Final Price is determined as of the Final Valuation Date.

If the Securities are not automatically called and the Final Price is greater than or equal to the Conversion Price and the Coupon Barrier, the Issuer will pay you a cash payment on the Maturity Date equal to $1,000 per $1,000 principal amount Security plus the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date.

If the Securities are not automatically called and the Final Price is less than the Conversion Price but greater than or equal to the Coupon Barrier, the Issuer will deliver to you on the Maturity Date for each $1,000 principal amount Security a number of shares of the Underlying Equity equal to the Share Delivery Amount (subject to adjustments), and pay you a cash payment equal to the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date.

If the Securities are not automatically called and the Final Price is less than the Conversion Price and the Coupon Barrier, the Issuer will deliver to you on the Maturity Date for each $1,000 principal amount Security a number of shares of the Underlying Equity equal to the Share Delivery Amount (subject to adjustments).

The Share Delivery Amount is expected to be worth less than the principal amount and may have no value at all. Accordingly, you may lose all or a substantial portion of your principal at maturity, depending on how much the Underlying Equity declines.

Investing in the Securities involves significant risks. You may lose some or all of your initial investment. The Conversion Price is observed relative to the Final Price only on the Final Valuation Date, and the contingent repayment of principal applies only if you hold the Securities to maturity. You may receive shares at maturity that are expected to be worth less than your principal amount and may have no value at all. Generally, the higher the Contingent Coupon Rate on a Security, the greater the risk of loss on that Security. Your return potential on the Securities is expected to be limited to any Contingent Coupons paid on the Securities, and you are not expected to participate in any appreciation of the Underlying Equity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Securities.

PS-6

Coupon Observation Dates, Autocall Observation Dates, Coupon Payment Dates and Call Settlement Dates

Coupon Observation Dates	Coupon Payment Dates
July 6, 2015	July 8, 2015
August 5, 2015	August 7, 2015
September 8, 2015*	September 10, 2015**
October 5, 2015	October 7, 2015
November 5, 2015	November 9, 2015
December 7, 2015*	December 9, 2015**
January 5, 2016	January 7, 2016
February 5, 2016	February 9, 2016
March 7, 2016*	March 9, 2016**
April 5, 2016	April 7, 2016
May 5, 2016	May 9, 2016
June 6, 2016*	June 8, 2016**
July 5, 2016	July 7, 2016
August 5, 2016	August 9, 2016
September 6, 2016*	September 8, 2016**
October 5, 2016	October 7, 2016
November 7, 2016	November 9, 2016
December 5, 2016*	December 9, 2016**

* These Coupon Observation Dates are also Autocall Observation Dates. If the Securities are automatically called, no further amounts will be owed to you under the Securities.

** These Coupon Payment Dates are also Call Settlement Dates.

PS-7

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing in the Underlying Equity. These risks are explained in more detail in the “Risk Factors” sections of the accompanying prospectus supplement and prospectus addendum. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

t	You may lose some or all of your principal — The Securities differ from ordinary debt securities in that the Issuer will not necessarily pay the full principal amount of the Securities at maturity. If the Securities are not automatically called, the Issuer will pay you the principal amount of your Securities in cash only if the Final Price is greater than or equal to the Conversion Price and will make such payment only at maturity. If the Securities are not automatically called and the Final Price is less than the Conversion Price, the Issuer will deliver to you a number of shares of the Underlying Equity equal to the Share Delivery Amount at maturity for each Security that you own. Therefore, if the Securities are not automatically called and the Final Price is less than the Conversion Price, you will be exposed to any such decline below the Conversion Price at a proportionately higher rate than the percentage decline of the Underlying Equity below the Conversion Price, as measured from the Initial Price. For example, if the Conversion Price were 90% of the Initial Price, the Securities were not automatically called and the Final Price were less than the Conversion Price, you would lose 1.1111% of your $1,000 principal amount per Security at maturity for each additional 1% that the Final Price was less than the Conversion Price, as measured from the Initial Price. If you receive shares of the Underlying Equity at maturity, their value on the Final Valuation Date will be less than the principal amount of the Securities, and they may have no value at all. The value of those shares may decrease further between the Final Valuation Date and the Maturity Date.

t	You may not receive any Contingent Coupons — The Issuer will not necessarily make periodic coupon payments on the Securities. If the closing price of the Underlying Equity on a Coupon Observation Date is less than the Coupon Barrier, the Issuer will not pay you the Contingent Coupon applicable to such Coupon Observation Date. If the closing price of the Underlying Equity is less than the Coupon Barrier on each of the Coupon Observation Dates, the Issuer will not pay you any Contingent Coupons during the term of the Securities, and you will not receive a positive return on your Securities. Generally, this non-payment of the Contingent Coupon coincides with a period of greater risk of principal loss on your Securities.

t	Contingent repayment of principal applies only at maturity — You should be willing to hold your Securities to maturity. The market value of the Securities may fluctuate between the date you purchase them and the Final Valuation Date. If you are able to sell your Securities prior to maturity in the secondary market, if any, you may have to sell them at a loss relative to your initial investment even if the price of the Underlying Equity is above the Conversion Price.

t	Your return potential on the Securities is expected to be limited to any Contingent Coupons paid on the Securities, and you are not expected to participate in any appreciation of the Underlying Equity — The return potential of the Securities is expected to be limited to the pre-specified per annum Contingent Coupon Rate, regardless of any appreciation of the Underlying Equity. In addition, the total return on the Securities will vary based on the number of Coupon Observation Dates on which the closing price of the Underlying Equity has been greater than or equal to the Coupon Barrier prior to maturity or an automatic call. Further, if the Securities are automatically called pursuant to the automatic call feature, you will not receive Contingent Coupons or any other payment in respect of any Coupon Observation Dates after the applicable Call Settlement Date. If the Securities are not automatically called, you may be subject to the decline in the price of the Underlying Equity even though you are not expected to participate in any of the Underlying Equity’s appreciation. As a result, the return on an investment in the Securities could be less than the return on a direct investment in the Underlying Equity. Because the Securities could be called as early as the first Autocall Observation Date, the total return on the Securities could be minimal.

t	Reinvestment risk — If your Securities are automatically called early, the holding period over which you would receive the per annum Contingent Coupon Rate could be as short as approximately three months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities in a comparable investment with a similar level of risk in the event the Securities are automatically called prior to the Maturity Date.

t	Higher Contingent Coupon Rates are generally associated with a greater risk of loss — Greater expected volatility with respect to the Underlying Equity reflects a higher expectation as of the Trade Date that the price of the Underlying Equity could close below the Coupon Barrier on the Coupon Observation Dates or the Conversion Price on the Final Valuation Date. A higher Contingent Coupon Rate will generally be indicative of this greater expected risk. However, while the Contingent Coupon Rate is a fixed percentage, the Underlying Equity’s volatility may change significantly over the term of the Securities. The price of the Underlying Equity could fall sharply, which could result in a significant loss of principal.

t	Credit of Issuer — The Securities are unsecured and unsubordinated debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Securities.

t	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority — Under the U.K. Banking Act 2009, as recently amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power under certain conditions which, in summary, include that such authority determines that: (i) a relevant entity (such as the Issuer) is failing or is likely to fail, (ii) it is not reasonably likely that (ignoring the other stabilization powers under the U.K. Banking Act) any other action will be taken to avoid the entity’s failure, (iii) the exercise of the stabilization powers are necessary taking into account certain public interest considerations such as the stability of the U.K. financial system, public confidence in the U.K. banking system and the protection of depositors and (iv) the objectives of the resolution measures would not be met to the same extent by the winding up of the entity. Notwithstanding these conditions, there remains uncertainty regarding how the relevant U.K. resolution authority would assess these conditions in deciding whether to exercise any U.K. Bail-in Power. The U.K. Bail-in Power includes any statutory write-down and conversion power, which allows for the cancellation of all, or a portion, of any amounts payable on the Securities, including any repayment of principal and/or the conversion of all, or a portion, of any amounts payable on the Securities, including the repayment of principal, into shares or other securities or other obligations of ours or another person, including by means of a variation to the terms of

PS-8

the Securities. Accordingly, if any U.K. Bail-in Power is exercised you may lose all or a part of the value of your investment in the Securities or receive a different security, which may be worth significantly less than the Securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise its authority to implement the U.K. Bail-in Power without providing any advance notice to the holders of the Securities.

By your acquisition of the Securities, you acknowledge, agree to be bound by and consent to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities will not be a default or an Event of Default (as each term is defined in the indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Securities. Accordingly, your rights as a holder of the Securities are subject to, and will be varied, if necessary, so as to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. Please see “Consent to U.K. Bail-in Power” in this pricing supplement and the risk factors in the accompanying prospectus addendum for more information.

t	Single equity risk — The price of the Underlying Equity can rise or fall sharply due to factors specific to the Underlying Equity and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of the Underlying Equity.

t	Owning the Securities is not the same as owning the Underlying Equity — The return on your Securities may not reflect the return you would realize if you actually owned the Underlying Equity. For instance, as a holder of the Securities, you will not have voting rights, rights to receive cash dividends or other distributions or any other rights that holders of the Underlying Equity would have. Further, you will not participate in any appreciation of the Underlying Equity, which could be significant even though you may be exposed to any decline of the Underlying Equity at maturity.

t	Dealer incentives — We, the Agents and affiliates of the Agents act in various capacities with respect to the Securities. The Agents and various affiliates may act as a principal, agent or dealer in connection with the Securities. Such Agents, including the sales representatives of UBS Financial Services Inc., will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay compensation as specified on the cover of this pricing supplement to the Agents in connection with the distribution of the Securities, and such compensation may be passed on to affiliates of the Agents or other third party distributors.

t	There may be little or no secondary market for the Securities — The Securities will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Securities but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Securities easily. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Securities. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

t	Potential conflicts — We and our affiliates play a variety of roles in connection with the issuance of the Securities, including acting as Calculation Agent and hedging our obligations under the Securities. In performing these duties, the economic interests of the Calculation Agent and other affiliates of ours are potentially adverse to your interests as an investor in the Securities.

t	Potentially inconsistent research, opinions or recommendations by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates — Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates and agents may publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by Barclays Capital Inc., UBS Financial Services Inc. or their respective affiliates or agents may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the Underlying Equity.

t	No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the price of the Underlying Equity will rise or fall. There can be no assurance that the Underlying Equity price will not close below the Conversion Price on the Final Valuation Date. The price of the Underlying Equity will be influenced by complex and interrelated political, economic, financial and other factors that affect the Underlying Equity. You should be willing to accept the risks of owning equities in general and the Underlying Equity in particular, and the risk of losing some or all of your initial investment.

t	Potential Barclays Bank PLC impact on the market price of the Underlying Equity — Trading or transactions by Barclays Bank PLC or its affiliates in the Underlying Equity and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Underlying Equity may adversely affect the market price of the Underlying Equity and, therefore, the market value of the Securities.

t	Antidilution adjustments — For certain corporate events affecting the Underlying Equity, the Calculation Agent may make adjustments to the number of shares of the Underlying Equity that may be delivered at maturity, the Initial Price and the Conversion Price for the Underlying Equity. However, the Calculation Agent will not make such adjustments in response to all events that could affect the Underlying Equity. If an event occurs that does not require the Calculation Agent to make such adjustments, the value of the Securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made in the sole discretion of the Calculation Agent, which will be binding on you absent manifest error. The Calculation Agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in this pricing supplement or the prospectus supplement as necessary to achieve an equitable result.

t	In some circumstances, the payment you receive on the Securities may be based on the shares of another company and not the Underlying Equity — Following certain corporate events relating to the issuer of the Underlying Equity where the issuer is not the surviving entity, your return on the Securities paid by the Issuer may be based on the shares of a successor to the Underlying Equity issuer or any cash or any other assets distributed to holders of the Underlying Equity in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Securities. For more information,

PS-9

see “Reference Assets — Equity Securities — Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the prospectus supplement. Regardless of the occurrence of one or more dilution or reorganization events, at maturity the Issuer will pay an amount in cash equal to your principal amount unless the Final Price is less than the Conversion Price (as such Conversion Price may be adjusted by the Calculation Agent upon occurrence of one or more such events).

t	Many economic and market factors will impact the value of the Securities — In addition to the price of the Underlying Equity on any day, the value of the Securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

t	the expected volatility of the Underlying Equity;

t	the time to maturity of the Securities;

t	the dividend rate on the Underlying Equity;

t	interest and yield rates in the market generally;

t	supply and demand for the Securities;

t	a variety of economic, financial, political, regulatory and judicial events; and

t	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

t	The estimated value of your Securities is lower than the initial issue price of your Securities — The estimated value of your Securities on the Trade Date is lower than the initial issue price of your Securities. The difference between the initial issue price of your Securities and the estimated value of the Securities is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Securities, the estimated cost that we may incur in hedging our obligations under the Securities, and estimated development and other costs that we may incur in connection with the Securities.

t	The estimated value of your Securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market — The estimated value of your Securities on the Trade Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market. Also, this difference in funding rate as well as certain factors, such as sales commissions, selling concessions, estimated costs and profits mentioned below, reduces the economic terms of the Securities to you.

t	The estimated value of the Securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions — The estimated value of your Securities on the Trade Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Securities may not be consistent with those of other financial institutions that may be purchasers or sellers of Securities in the secondary market. As a result, the secondary market price of your Securities may be materially different from the estimated value of the Securities determined by reference to our internal pricing models.

t	The estimated value of your Securities is not a prediction of the prices at which you may sell your Securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Securities and may be lower than the estimated value of your Securities — The estimated value of the Securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Securities. Further, as secondary market prices of your Securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Securities such as fees, commissions, discounts, and the costs of hedging our obligations under the Securities, secondary market prices of your Securities will likely be lower than the initial issue price of your Securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your Securities, and any sale prior to the Maturity Date could result in a substantial loss to you.

t	The temporary price at which we may initially buy the Securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Securities — Assuming that all relevant factors remain constant after the Trade Date, the price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market (if Barclays Capital Inc. makes a market in the Securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Securities on the Trade Date, as well as the secondary market value of the Securities, for a temporary period after the initial issue date of the Securities. The price at which Barclays Capital Inc. may initially buy or sell the Securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Securities. Please see “Additional Information Regarding Our Estimated Value of the Securities” on page PS-2 for further information.

t	We and our affiliates may engage in various activities or make determinations that could materially affect your Securities in various ways and create conflicts of interest — We and our affiliates establish the offering price of the Securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation. Additionally, the role played by Barclays Capital Inc., as a dealer in the Securities, could present it with significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Securities and such compensation or financial benefit may serve as an incentive to sell these Securities

PS-10

instead of other investments. We may pay dealer compensation to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Furthermore, we and our affiliates make markets in and trade various financial instruments or products for their own accounts and for the account of their clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, instruments or assets that may serve as the underliers, basket underliers or constituents of the underliers of the Securities. Such market making, trading activities, other investment banking and financial services may negatively impact the value of the Securities. Furthermore, in any such market making, trading activities, and other services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Securities into account in conducting these activities.

t	Tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your tax situation. See “What Are the Tax Consequences of an Investment in the Securities?” on page PS-17 of this pricing supplement.

PS-11

Hypothetical Examples

The examples below illustrate the payment upon a call or at maturity for a $1,000 principal amount Security on a hypothetical offering of the Securities under various scenarios, with the assumptions as set forth below.* We cannot predict the closing price of the Underlying Equity on any day during the term of the Securities, including on any Coupon Observation Date or Autocall Observation Date. You should not take these examples as an indication or assurance of the expected performance of the Securities. Numbers in the examples below have been rounded for ease of analysis. The examples below do not take into account any tax consequences from investing in the Securities.

Principal Amount:	$1,000
Term:	Approximately 18 months (unless called earlier)
Contingent Coupon Rate:	8.20% per annum (or 0.6833% per month)
Contingent Coupon:	$6.8333 per month
Hypothetical Initial Price:	$100.00
Hypothetical Coupon Barrier:	$80.00 (which is 80% of the hypothetical Initial Price)
Hypothetical Conversion Price:	$90.00 (which is 90% of the hypothetical Initial Price)
Hypothetical Share Delivery Amount:	11.1111 shares per Security ($1,000 / hypothetical Conversion Price of $90.00)
Coupon Observation Dates:	Coupon Observation Dates will occur monthly as set forth under “Coupon Observation Dates, Autocall Observation Dates, Coupon Payment Dates and Call Settlement Dates” in this pricing supplement.
Autocall Observation Dates:	Autocall Observation Dates will occur quarterly as set forth under “Coupon Observation Dates, Autocall Observation Dates, Coupon Payment Dates and Call Settlement Dates” in this pricing supplement.

*	Terms used for purposes of these hypothetical examples do not represent the actual Initial Price, Coupon Barrier, Conversion Price or Share Delivery Amount applicable to the Securities. The hypothetical Initial Price of $100.00 has been chosen for illustrative purposes only and does not represent the actual Initial Price. The actual Initial Price and resulting Coupon Barrier and Conversion Price are indicated on the cover of this pricing supplement. The actual Share Delivery Amount is indicated under “Final Terms—Share Delivery Amount” in this pricing supplement. For historical data regarding the actual closing prices of the Underlying Equity, please see the historical information set forth under the section titled “The Charles Schwab Corporation” below.

These examples are intended to illustrate (a) under what circumstances the Securities will be subject to an automatic call, (b) how the payment of a Contingent Coupon with respect to any Coupon Observation Date will depend on whether the closing price of the Underlying Equity on such Coupon Observation Date is less than the Coupon Barrier, (c) how the value of the payment at maturity on the Securities will depend on whether the Final Price is less than the Conversion Price and (d) how the total return on the Securities may be less than the total return on a direct investment in the applicable Underlying Equity in certain scenarios. The “total return” as used in this pricing supplement is the number, expressed as a percentage, that results from comparing the total payments per $1,000 principal amount Security over the term of the Securities to the $1,000 initial issue price.

Example 1 — Securities Are Automatically Called on the First Autocall Observation Date

Date	Closing Price	Payment (per Security)
First Coupon Observation Date	$105.00	Closing price of Underlying Equity above Coupon Barrier; Issuer pays Contingent Coupon of $6.8333 on first Coupon Payment Date.
Second Coupon Observation Date	$110.00	Closing price of Underlying Equity above Coupon Barrier; Issuer pays Contingent Coupon of $6.8333 on second Coupon Payment Date.
First Autocall Observation Date / Third Coupon Observation Date	$115.00	Closing price of Underlying Equity at or above Initial Price; Securities are automatically called. Issuer repays principal plus pays Contingent Coupon of $6.8333 on Call Settlement Date.

Total Payments (per $1,000 Security):		Payment on Call Settlement Date:	$1,006.8333 ($1,000.00 + $6.8333)
		Prior Contingent Coupons:	$13.6666 ($6.8333 × 2)
		Total:	$1,020.4999
		Total Return:	2.05%

Because the closing price of the Underlying Equity is greater than or equal to the Initial Price on the first Autocall Observation Date, the Securities are automatically called on that Autocall Observation Date. The Issuer will pay you on the Call Settlement Date $1,006.8333 per $1,000 principal amount Security, which is equal to your principal amount plus the Contingent Coupon due on the Coupon Payment Date that is also the Call Settlement Date.

In addition, because the closing price of the Underlying Equity was greater than or equal to the Coupon Barrier on the first and second Coupon Observation Dates, the Issuer will pay the Contingent Coupon of $6.8333 on each of the Coupon Payment Dates following those Coupon Observation Dates. Accordingly, the Issuer will have paid a total of $1,020.4999 per Security for a 2.05% total return on the Securities. No further amounts will be owed to you under the Securities.

PS-12

Example 2 — Securities Are Automatically Called on the Final Valuation Date

Date	Closing Price	Payment (per Security)
First to Third Coupon Observation Dates (and First Autocall Observation Date)	$85.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Closing price of Underlying Equity above Coupon Barrier; Issuer pays Contingent Coupon of $6.8333 on each of the first to third Coupon Payment Dates.
Fourth to Sixth Coupon Observation Dates (and Second Autocall Observation Date)	$65.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Closing price of Underlying Equity below Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the fourth to sixth Coupon Payment Dates.
Seventh to Ninth Coupon Observation Dates (and Third Autocall Observation Date)	$90.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Closing price of Underlying Equity above Coupon Barrier; Issuer pays Contingent Coupon of $6.8333 on each of the seventh to ninth Coupon Payment Dates.
Tenth to Seventeenth Coupon Observation Dates (and Fourth and Fifth Autocall Observation Dates)	Various (below $80.00 Coupon Barrier)	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Closing price of Underlying Equity below Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the tenth to seventeenth Coupon Payment Dates.
Eighteen Coupon Observation Date (and Sixth Autocall Observation Date) (the Final Valuation Date)	$115.00	Closing price of Underlying Equity at or above Initial Price; Securities are automatically called; Issuer repays principal plus pays Contingent Coupon of $6.8333 on Call Settlement Date, which is also the Maturity Date.

Total Payments (per $1,000 Security):		Payment on Call Settlement Date:	$1,006.8333 ($1,000.00 + $6.8333)
		Prior Contingent Coupons:	$40.9998 ($6.8333 × 6)
		Total:	$1,047.8331
		Total Return:	4.7833%

Because the closing price of the Underlying Equity was less than the Initial Price on each Autocall Observation Date prior to the Sixth Autocall Observation Date, the Securities are not automatically called on any of those Autocall Observation Dates. Because the closing price of the Underlying Equity is greater than or equal to the Initial Price on the Sixth Autocall Observation Date, the Securities are automatically called on that Autocall Observation Date. The Issuer will pay you on the Call Settlement Date $1,006.8333 per $1,000 principal amount Security, which is equal to your principal amount plus the Contingent Coupon due on the Coupon Payment Date that is also the Call Settlement Date, which is the Maturity Date.

In addition, because the closing price of the Underlying Equity was greater than or equal to the Coupon Barrier on the first to third and seventh to ninth Coupon Observation Dates, the Issuer will pay the Contingent Coupon of $6.8333 on each of the Coupon Payment Dates following those Coupon Observation Dates. However, because the closing price of the Underlying Equity was less than the Coupon Barrier on the other Coupon Observation Dates, the Issuer will not pay any Contingent Coupon on the Coupon Payment Dates following those Coupon Observation Dates. Accordingly, the Issuer will have paid a total of $1,047.8331 per Security for a 4.7833% total return on the Securities.

PS-13

Example 3 — Securities Are NOT Automatically Called and the Final Price Is Above the Conversion Price and the Coupon Barrier

Date	Closing Price	Payment (per Security)
First to Third Coupon Observation Dates (and First Autocall Observation Date)	$90.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Closing price of Underlying Equity above Coupon Barrier; Issuer pays Contingent Coupon of $6.8333 on each of the first to third Coupon Payment Dates.
Fourth to Sixth Coupon Observation Dates (and Second Autocall Observation Date)	$60.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Closing price of Underlying Equity below Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the fourth to sixth Coupon Payment Dates.
Seventh to Ninth Coupon Observation Dates (and Third Autocall Observation Date)	$55.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Closing price of Underlying Equity below Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the seventh to ninth Coupon Payment Dates.
Tenth to Seventeenth Coupon Observation Dates (and Fourth and Fifth Autocall Observation Dates)	Various (below $80.00 Coupon Barrier)	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Closing price of Underlying Equity below Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the tenth to seventeenth Coupon Payment Dates.
Eighteen Coupon Observation Date (and Sixth Autocall Observation Date) (the Final Valuation Date)	$95.00	Closing price of Underlying Equity below Initial Price but at or above Conversion Price and Coupon Barrier; Securities NOT automatically called; Issuer repays principal plus pays Contingent Coupon of $6.8333 on the Maturity Date.

Total Payments (per $1,000 Security):		Payment at Maturity:	$1,006.8333 ($1,000.00 + $6.8333)
		Prior Contingent Coupons:	$20.4999 ($6.8333 × 3)
		Total:	$1,027.3332
		Total Return:	2.7333%

Because the closing price of the Underlying Equity is less than the Initial Price on each Autocall Observation Date, the Securities are not automatically called. Because the Final Price is greater than or equal to the Conversion Price and the Coupon Barrier, the Issuer will pay you on the Maturity Date $1,006.8333 per $1,000 principal amount Security, which is equal to your principal amount plus the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date.

In addition, because the closing price of the Underlying Equity was greater than or equal to the Coupon Barrier on the first to third Coupon Observation Dates, the Issuer will pay the Contingent Coupon of $6.8333 on each of the Coupon Payment Dates following those Coupon Observation Dates. However, because the closing price of the Underlying Equity was less than the Coupon Barrier on the other Coupon Observation Dates, the Issuer will not pay any Contingent Coupon on the Coupon Payment Dates following those Coupon Observation Dates. Accordingly, the Issuer will have paid a total of $1,027.3332 per Security for a 2.7333% total return on the Securities.

PS-14

Example 4 — Securities Are NOT Automatically Called and the Final Price Is Below the Conversion Price but Above the Coupon Barrier

Date	Closing Price	Payment (per Security)
First to Third Coupon Observation Dates (and First Autocall Observation Date)	$55.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Closing price of Underlying Equity below Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the first to third Coupon Payment Dates.
Fourth to Sixth Coupon Observation Dates (and Second Autocall Observation Date)	$60.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Closing price of Underlying Equity below Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the fourth to sixth Coupon Payment Dates.
Seventh to Ninth Coupon Observation Dates (and Third Autocall Observation Date)	$65.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Closing price of Underlying Equity below Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the seventh to ninth Coupon Payment Dates.
Tenth to Seventeenth Coupon Observation Dates (and Fourth and Fifth Autocall Observation Dates)	Various (below $80.00 Coupon Barrier)	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Closing price of Underlying Equity below Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the tenth to seventeenth Coupon Payment Dates.
Eighteen Coupon Observation Date (and Sixth Autocall Observation Date) (the Final Valuation Date)	$85.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Final Price below Conversion Price but above Coupon Barrier; Issuer pays Contingent Coupon of $6.8333 on Maturity Date, and Issuer delivers the Share Delivery Amount (with fractional shares paid in cash).

Total Payments (per $1,000 Security):		Value of Shares Received (as of Final Valuation Date*):	$935.0000 (11 shares × $85.00)
		Value of Fractional Shares Paid in Cash:	$9.4435 (0.1111 shares × $85.00)
		Value of the Contingent Coupon due on the Maturity Date	$6.8333
		Total Value of Payment at Maturity:	$951.2768
		Prior Contingent Coupons:	$0.0000
		Total:	$951.2768
		Total Return:	-4.8723%

Because the closing price of the Underlying Equity is less than the Initial Price on each Autocall Observation Date, the Securities are not automatically called. Because the Final Price is less than the Conversion Price, the Issuer will deliver to you on the Maturity Date a number of shares of the Underlying Equity equal to the Share Delivery Amount for every $1,000 principal amount per Security you hold and will pay cash based on the Final Price for any fractional shares included in the Share Delivery Amount. In addition, because the Final Price is greater than the Coupon Barrier, the Issuer will pay you the Contingent Coupon due on the Coupon Payment Date that is also the Maturity Date. Because the closing price of the Underlying Equity was less than the Coupon Barrier on each Coupon Observation Date prior to the Final Valuation Date, the Issuer will not pay any Contingent Coupons prior to the Maturity Date. Accordingly, the Issuer will have delivered shares and paid cash with a total value of $951.2768 per Security for a -4.8723% total return on the Securities, as of the Final Valuation Date*.

* The value of shares received at maturity and the total return on the Securities at that time depends on the closing price of the Underlying Equity on the Maturity Date, rather than the Final Valuation Date, and is expected to be worth less than the principal amount and may have no value at all.

PS-15

Example 5 — Securities Are NOT Automatically Called and the Final Price Is Below the Conversion Price and the Coupon Barrier

Date	Closing Price	Payment (per Security)
First to Third Coupon Observation Dates (and First Autocall Observation Date)	$60.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Closing price of Underlying Equity below Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the first to third Coupon Payment Dates.
Fourth to Sixth Coupon Observation Dates (and Second Autocall Observation Date)	$55.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Closing price of Underlying Equity below Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the fourth to sixth Coupon Payment Dates.
Seventh to Ninth Coupon Observation Dates (and Third Autocall Observation Date)	$45.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Closing price of Underlying Equity below Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the seventh to ninth Coupon Payment Dates.
Tenth to Seventeenth Coupon Observation Dates (and Fourth and Fifth Autocall Observation Dates)	Various (below $80.00 Coupon Barrier)	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Closing price of Underlying Equity below Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on any of the tenth to seventeenth Coupon Payment Dates.
Eighteen Coupon Observation Date (and Sixth Autocall Observation Date) (the Final Valuation Date)	$40.00	Closing price of Underlying Equity below Initial Price; Securities NOT automatically called. Final Price below Conversion Price and Coupon Barrier; Issuer DOES NOT pay Contingent Coupon on Maturity Date, and Issuer delivers the Share Delivery Amount (with fractional shares paid in cash).

Total Payments (per $1,000 Security):		Value of Shares Received (as of Final Valuation Date*):	$440.000 (11 shares × $40.00)
		Value of Fractional Shares Paid in Cash:	$4.4440 (0.1111 shares × $40.00)
		Total Value of Payment at Maturity:	$444.4440
		Prior Contingent Coupons:	$0.0000
		Total:	$444.4440
		Total Return:	-55.5556%

Because the closing price of the Underlying Equity is less than the Initial Price on each Autocall Observation Date, the Securities are not automatically called. Because the Final Price is less than the Conversion Price and the Coupon Barrier, the Issuer will deliver to you on the Maturity Date a number of shares of the Underlying Equity equal to the Share Delivery Amount for every $1,000 principal amount per Security you hold and will pay cash based on the Final Price for any fractional shares included in the Share Delivery Amount. Because the closing price of the Underlying Equity was less than the Coupon Barrier on each Coupon Observation Date (including the Final Valuation Date), the Issuer will not pay any Contingent Coupons over the term of the Securities. Accordingly, the Issuer will have delivered shares and paid cash with a total value of $444.4440 per Security for a -55.5556% total return on the Securities, as of the Final Valuation Date*.

* The value of shares received at maturity and the total return on the Securities at that time depends on the closing price of the Underlying Equity on the Maturity Date, rather than the Final Valuation Date, and is expected to be worth less than the principal amount and may have no value at all.

PS-16

What Are the Tax Consequences of an Investment in the Securities?

You should review carefully the sections entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Treatment of Non-U.S. Holders,” in the accompanying prospectus supplement. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith. This discussion does not address the U.S. federal income tax consequences of the ownership or disposition of the Underlying Equity that you may receive at maturity. You should consult your tax advisor regarding the potential U.S. federal tax consequences of the ownership and disposition of the Underlying Equity.

In determining our reporting responsibilities, if any, we intend to treat (i) the Securities for U.S. federal income tax purposes as prepaid forward contracts with associated Contingent Coupons and (ii) any Contingent Coupon payments as ordinary income, as described in the section entitled “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Forward Contracts or Derivative Contracts” in the accompanying prospectus supplement. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that it believes this treatment to be reasonable, but that there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt.

Sale, Exchange or Redemption of a Security. Assuming the treatment described above is respected, and except as described below, upon a sale or exchange of the Securities (including redemption for cash upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Securities, which should equal the amount you paid to acquire the Securities (assuming Contingent Coupon payments are properly treated as ordinary income, consistent with the position referred to above). This gain or loss should be short-term capital gain or loss unless you hold the Securities for more than one year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of the Securities at the issue price. The deductibility of capital losses is subject to limitations. If you sell your Securities between the time your right to a Contingent Coupon payment is fixed and the time it is paid, it is likely that you will be treated as receiving ordinary income equal to the Contingent Coupon payment. Although uncertain, it is possible that proceeds received from the sale or exchange of your Securities prior to a Coupon Observation Date but that can be attributed to an expected Contingent Coupon payment could be treated as ordinary income. You should consult your tax advisor regarding this issue.

If you receive shares of the Underlying Equity upon the maturity of your Securities, you should be deemed to have applied the purchase price of your Securities toward the purchase of the shares of the Underlying Equity you receive. You should not recognize gain or loss with respect to the shares of the Underlying Equity you receive. Instead, assuming Contingent Coupons payments are properly treated as ordinary income, consistent with the position described above, your basis in the shares (including any fractional share) should equal the price you paid to acquire your Securities, and that basis should be allocated proportionately among the shares. Your holding period for the Underlying Equity should begin on the day after receipt. With respect to any cash received in lieu of a fractional share of the Underlying Equity, you should recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the tax basis allocable to the fractional share.

As noted above, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the Securities could be materially affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Securities, including possible alternative treatments and the issues presented by this notice.

Non-U.S. Holders. Insofar as we have responsibility as a withholding agent, we do not currently intend to treat Contingent Coupon payments to non-U.S. holders (as defined in the accompanying prospectus supplement) as subject to U.S. withholding tax. However, non-U.S. holders should in any event expect to be required to provide appropriate Forms W-8 or other documentation in order to establish an exemption from backup withholding, as described under the heading “—Information Reporting and Backup Withholding” in the accompanying prospectus supplement. If any withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.

Non-U.S. holders should also note that recently proposed Treasury regulations could impose a 30% (or lower treaty rate) withholding tax on amounts paid or deemed paid after December 31, 2015 that are treated as attributable to U.S.-source dividends on equities underlying financial instruments such as the Securities. While it is not clear whether or in what form these regulations will be finalized, under recent Treasury guidance, these regulations would not apply to the Securities. Non-U.S. holders should consult their tax advisors regarding the potential application of these proposed regulations.

PS-17

Information about the Underlying Equity

Included in the following pages is a brief description of the issuer of the Underlying Equity. This information has been obtained from publicly available sources. Also set forth below is a table that provides the quarterly high and low closing prices for the Underlying Equity. We obtained the closing price information set forth below from Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the Underlying Equity as an indication of future performance.

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets — Equity Securities — Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Securities Exchange Act of 1934, as amended, are required to file financial and other information specified by the SEC periodically. Such information can be reviewed electronically through a website maintained by the SEC at http://www.sec.gov. Information filed with the SEC by the issuer of the Underlying Equity can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not independently verified any of the information herein obtained from outside sources.

PS-18

The Charles Schwab Corporation

According to publicly available information, The Charles Schwab Corporation (the “Company”) engages in wealth management, securities brokerage, banking, money management, and financial advisory services.

Information filed by the Company with the SEC can be located by reference to its SEC file number: 001-09700. The Company’s common stock is listed on the New York Stock Exchange under the ticker symbol “SCHW.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the Underlying Equity, based on daily closing prices on the New York Stock Exchange, as reported by Bloomberg. The closing price of the Underlying Equity on June 8, 2015 was $33.02. The Initial Price is $33.16, which was the opening price of the Underlying Equity on the Trade Date. The closing prices may have been adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy. The historical performance of the Underlying Equity should not be taken as an indication of the future performance of the Underlying Equity during the term of the Securities.

Quarter Begin	Quarter End	Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/1/2008	3/31/2008	$24.78	$18.04	$18.83
4/1/2008	6/30/2008	$22.78	$18.31	$20.54
7/1/2008	9/30/2008	$26.00	$18.78	$26.00
10/1/2008	12/31/2008	$24.37	$14.59	$16.17
1/1/2009	3/31/2009	$16.63	$11.34	$15.50
4/1/2009	6/30/2009	$18.92	$15.31	$17.54
7/1/2009	9/30/2009	$19.45	$16.47	$19.15
10/1/2009	12/31/2009	$19.49	$16.94	$18.82
1/1/2010	3/31/2010	$19.78	$17.50	$18.69
4/1/2010	6/30/2010	$19.88	$14.18	$14.18
7/1/2010	9/30/2010	$15.43	$12.76	$13.90
10/1/2010	12/31/2010	$17.42	$13.98	$17.11
1/1/2011	3/31/2011	$19.45	$17.16	$18.03
4/1/2011	6/30/2011	$18.72	$15.78	$16.45
7/1/2011	9/30/2011	$16.72	$11.03	$11.27
10/1/2011	12/31/2011	$13.41	$10.75	$11.26
1/1/2012	3/31/2012	$15.38	$11.61	$14.37
4/1/2012	6/30/2012	$14.76	$11.83	$12.93
7/1/2012	9/30/2012	$14.43	$12.14	$12.79
10/1/2012	12/31/2012	$14.47	$12.50	$14.36
1/1/2013	3/31/2013	$18.11	$15.05	$17.69
4/1/2013	6/30/2013	$21.23	$16.21	$21.23
7/1/2013	9/30/2013	$22.69	$20.74	$21.14
10/1/2013	12/31/2013	$26.00	$20.57	$26.00
1/1/2014	3/31/2014	$28.53	$23.65	$27.33
4/1/2014	6/30/2014	$27.90	$24.81	$26.93
7/1/2014	9/30/2014	$30.78	$26.90	$29.39
10/1/2014	12/31/2014	$30.67	$25.17	$30.19
1/1/2015	3/31/2015	$31.05	$25.96	$30.44
4/1/2015	6/8/2015*	$33.23	$29.77	$33.02

*    Information for the second calendar quarter of 2015 includes data for the period from April 1, 2015 through June 8, 2015. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2015.

PS-19

The graph below illustrates the performance of the Underlying Equity from January 3, 2008 to June 8, 2015. The dotted lines represent the Coupon Barrier and Conversion Price of $26.53 and $29.84, respectively, which are equal to 80.00% and 90.00%, respectively, of the Initial Price.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

The graph set forth above shows the historical performance of the Underlying Equity based on the daily closing price of the Underlying Equity. We obtained the closing prices above from Bloomberg. We have not independently verified any of the information obtained from Bloomberg. Historical performance of the Underlying Equity is not an indication of future performance. Future performance of the Underlying Equity may differ significantly from historical performance, either positively or negatively. We cannot give you assurance that the performance of the Underlying Equity will result in the return of any of your initial investment.

Supplemental Plan of Distribution

We have agreed to sell to Barclays Capital Inc. and UBS Financial Services Inc., together the “Agents,” and the Agents have agreed to purchase, all of the Securities at the initial issue price less the underwriting discount indicated on the cover of this pricing supplement. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount set forth on the cover of this pricing supplement to its affiliates.

We or our affiliates have entered or will enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and the Agents and/or an affiliate may earn additional income as a result of payments pursuant to the swap, or related hedge transactions.

We have agreed to indemnify the Agents against liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agents may be required to make relating to these liabilities as described in the prospectus and the prospectus supplement. We have agreed that UBS Financial Services Inc. may sell all or a part of the Securities that it purchases from us to its affiliates at the price that is indicated on the cover of this pricing supplement.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the Securities offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of June 20, 2014, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on June 20, 2014, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the Securities and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the letter of Davis Polk & Wardwell LLP, dated June 20, 2014, which has been filed as an exhibit to the report on Form 6-K referred to above.

PS-20